Exhibit 10.1

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made and entered into as of _________ (this “Agreement”), by and among FelCor Lodging Trust Incorporated, a Maryland corporation (the “Company”), FelCor Lodging Limited Partnership, a Delaware limited partnership (“FLLP”), and the individual executing this Agreement as “Indemnitee” below (“Indemnitee”).

WHEREAS, at the request of the Company, Indemnitee currently serves as a director or officer of the Company and may, therefore, be subjected to claims, suits or proceedings arising as a result of his or her service; and

WHEREAS, as an inducement to Indemnitee to continue to serve as such director or officer, the Company has agreed to indemnify and to advance expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the fullest extent permitted by law;

WHEREAS, the Company is the general partner of FLLP and holds, indirectly, a limited partner interest in FLLP that, together with the general partner interest, comprises more than 95% of the aggregate partnership interests in FLLP, and substantially all of the Company’s business is conducted through FLLP;

WHEREAS, as a further inducement to Indemnitee to continue to serve as a director or officer of the Company, FLLP has agreed to unconditionally guaranty performance of the Company’s obligations under this Agreement, all in accordance with the provisions hereof; and

WHEREAS, the parties, by this Agreement, desire to set forth their agreement regarding indemnification and advancement of expenses;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.	Definitions. For purposes of this Agreement:

(a)       “Corporate Status” means the status of a person who is or was a director, trustee, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving at the request of the Company.

(b)       “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c)       “Expenses” shall include all reasonable and out of pocket attorneys’ fees, disbursements and retainers, court costs, transcript costs, fees and disbursements of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, telephone and fax transmission charges, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding, including a Proceeding brought by Indemnitee to enforce indemnification or advance of Expenses.

(d)       “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(e)       “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (including on appeal), including a proceeding initiated by Indemnitee pursuant to Section 12 of this Agreement to enforce Indemnitee’s rights hereunder.

Section 2.        Services by Indemnitee. Indemnitee will serve as a director or officer of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

Section 3.        Indemnification - General. The Company shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the fullest extent permitted by Maryland law in effect on the date hereof and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the date hereof. The rights of Indemnitee provided in this Section 3 shall include any indemnification of Indemnitee permitted by Section 2-418(g) of the Maryland General Corporation Law (“MGCL”).

Section 4.        Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his or her Corporate Status, he or she is, or is threatened to be, made a party to or a witness in any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section 4, Indemnitee shall be indemnified against all Liabilities and Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with a Proceeding by reason of his or her Corporate Status unless it is established that (i) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

Section 5.        Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 5 if, by reason of his or her Corporate Status, he or she is, or is threatened to be, made a party to or a witness in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 5, Indemnitee shall be indemnified against all amounts paid in settlement and all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding unless it is established that (i) the act or omission of Indemnitee was material to the matter giving rise to such a Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (ii) Indemnitee actually received an improper personal benefit in money, property or services; provided, however, that no indemnification against such Expenses shall be made in respect of any Proceeding in which Indemnitee shall have been finally adjudged to be liable to the Company.

Section 6.        Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:

(a)       if it determines Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the expenses of securing such reimbursement; or

(b)       if it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with a Proceeding.

Section 7.        Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses or Liabilities, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8.        Indemnification for Expenses of Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified for all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. Without limiting any other rights of Indemnitee in this Agreement, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee for all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 9.        Advance of Expenses. The Company shall advance all reasonable Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding (including a Proceeding brought by Indemnitee to enforce indemnification or advance of Expenses under this Agreement, applicable law, the Charter or Bylaws of the Company, any agreement approved by the Board of Directors or a resolution of the Board of Directors) to which Indemnitee is, or is threatened to be made, a party or a witness, within ten days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established that the standard of conduct has not been met and which have not been successfully resolved as described in Section 8. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 9 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

Section 10.      Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the applicable indemnifiable amounts for which Indemnitee seeks payment under Sections 3, 4, 5, 7 or 8 of this Agreement and the basis for the claim. Subject to the exceptions set forth in Sections 4 and 5, the Company shall pay such applicable indemnifiable amounts to Indemnitee within 20 calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

Section 11.	Presumptions and Effect of Certain Proceedings.

(a)       In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.

(b)       The termination of any Proceeding by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification or a presumption that the act or omission of the Indemnitee was material to the matter giving rise to the Proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or the Indemnitee actually received an improper personal benefit in money, property or services or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

Section 12.	Remedies of Indemnitee.

(a)       If (i) a determination is made that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 9 of this Agreement, or (iii) payment of indemnification is not made pursuant to Section 10 of this Agreement within 20 days after receipt by the Company of a written request therefor, Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification or advance of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

(b)       In any judicial proceeding or arbitration commenced pursuant to this Section 12 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be.

(c)       If a determination shall have been made that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d)       In the event that Indemnitee, pursuant to this Section 12, seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication or arbitration, including any claim or counterclaim brought by the Company in connection therewith. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

(e)       The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 12(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(f)        The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of indemnifiable amounts or the advance of Expenses under this Agreement shall not be a defense in any action brought under Section 12(a) above, and shall not create a presumption that such payment or advance is not permissible.

Section 13.	Defense of the Underlying Proceeding.

(a)       Indemnitee shall notify the Company promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b)       Subject to the provisions of the last sentence of this Section 13(b) and of Section 13(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 13(a) above. The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 13 shall not apply to a Proceeding brought by Indemnitee under Section 12 above.

(c)       Notwithstanding the provisions of Section 13(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company (subject to Section 12(d)), to represent Indemnitee in connection with any such matter.

Section 14.      Non-Exclusivity; Survival of Rights; Subrogation; Insurance.

(a)       The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter or Bylaws of the Company, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal.

(b)       In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)       The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 15.      Insurance. The Company will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board of Directors of the Company, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee for service as a director or officer of the Company and covering the Company for any indemnification or advance of Expenses made by the Company to Indemnitee for any claims made against Indemnitee for service as a director or officer of the Company. Without in any way limiting any other obligation under this Agreement, the

Company shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and reasonable Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence.

Section 16.      Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or may be, by reason of his or her Corporate Status, a witness in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party but in which the Indemnitee receives a subpoena to testify, he or she shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 17.	Unconditional Guaranty.

(a)       General. FLLP hereby absolutely and unconditionally guaranties the Company’s obligations and liabilities, contingent or otherwise, including without limitation, the Company’s performance of its various covenants herein, owed to Indemnitee insofar as they arise hereunder (all of the foregoing being the “Guaranty”). The Company and FLLP shall be jointly and severally liable for the Company’s obligations guarantied hereunder. FLLP’s liabilities and obligations with regard to the Guaranty shall be separate and distinct from, but not incremental in respect of, the Company’s underlying obligations, and Indemnitee may seek performance of such obligations by both FLLP and the Company concurrently and without first recourse to and seeking performance by the Company. Indemnitee shall not be required to pursue any other remedies before invoking the benefits of the guaranties contained herein, and specifically it shall not be required to make demand upon or institute suit or otherwise pursue or exhaust its remedies against the Company or any surety other than FLLP or to proceed against any security now or hereafter existing for the payment of any of the liabilities and obligations guarantied hereby. Indemnitee may maintain an action on the Guaranty without joining the Company therein and without bringing a separate action against the Company.

(b)       Waiver of Defenses; Procedures. FLLP waives all defenses given to sureties or guarantors at law or in equity other than the actual payment of the Guaranty, including without limitation, the provisions of Section 34.02 of the Texas Business and Commerce Code, and all defenses based upon questions as to the validity, legality or enforceability of the Guaranty and/or indemnification of Indemnitee hereunder. FLLP further agrees that FLLP will be primarily liable hereunder. If Indemnitee calls upon FLLP to perform in the Company’s stead in accordance with the Guaranty, Indemnitee may avail himself or herself of the procedures set forth herein for indemnification and advancement of expenses hereby by the Company, substituting or adding FLLP to such procedures and proceedings directly.

(c)       No Modification; No Release. The Guaranty, and FLLP’s liabilities and obligations in respect thereof, shall not be modified, changed, released, limited or impaired in any manner whatsoever on account of any or all of the following:

(i)        the incapacity, death, disability, dissolution or termination of FLLP or the Company, or any other entity, or the incapacity, death or disability of Indemnitee or any other person;

(ii)       the failure by Indemnitee to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of the Company or any other person or entity;

(iii)	any transfers or assignments of rights hereunder;

(iv)      any modifications, extensions, amendments, consents, releases or waivers with respect to the Company’s obligations hereunder, any other instrument now or hereafter securing the performance of the Company’s obligations hereunder;

(v)       any failure of Indemnitee to give any notice to FLLP of any default under the this Agreement;

(vi)      FLLP is or becomes liable for any indebtedness owing by the Company to Indemnitee other than under this Agreement; or

(vii)     any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against, the Company, its property, or its estate in bankruptcy resulting from the operation of any present or future provision of the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called “applicable Bankruptcy Law”) or from the decision of any court.

Should the status, structure or composition of the Company change, this Guaranty shall continue and also cover the obligations hereunder of the Company under its new status, structure or composition according to the terms hereof. If any payment by the Company (or its successor(s) in interest) to Indemnitee is held to constitute a preference under any applicable Bankruptcy Law, or if for any other reason Indemnitee is required to refund such payment or pay the amount thereof to any other party, such payment by the Company to Indemnitee shall not constitute a release of FLLP from any liability hereunder, but FLLP agrees to pay such amount to Indemnitee upon demand, and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

Section 18.	Duration of Agreement; Binding Effect.

(a)       This Agreement shall continue until and terminate upon the expiration of the applicable statute of limitations for claims against Indemnitee which are subject to indemnification pursuant to this Agreement; provided that the rights of Indemnitee hereunder shall continue until the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advance of Expenses hereunder, and of any Proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto, and of any Proceeding commenced after the expiration of the applicable statute of limitations and subsequently dismissed as a result thereof.

(b)       The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the written request of the Company, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c)       The Company and FLLP shall each require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company or FLLP, as the case may be, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that they would be required to perform if no such succession had taken place.

Section 19.      Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 20.      Representations and Warranties of the Company and FLLP. Each of the Company and FLLP hereby represents and warrants to Indemnitee as follows:

(a)       Each has all necessary corporate or partnership (as the case may be) power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by each of them.

(b)       This Agreement, when executed and delivered by each of the Company and FLLP in accordance with the provisions hereof, shall be their respective legal, valid and binding obligations, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or general equitable principles, and to the extent limited by applicable federal or state securities laws.

Section 21.      Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

Section 22.      Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 23.      Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 24.      Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)       If to Indemnitee, to the address set forth on the signature page hereto.

(b)	If to the Company to:
FelCor Lodging Trust Incorporated
545 East John Carpenter Freeway, Suite 1300
Irving, Texas 75062
Attn: General Counsel

(c)	If to FLLP to:
c/o FelCor Lodging Trust Incorporated
545 East John Carpenter Freeway, Suite 1300
Irving, Texas 75062
Attn: General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 25.      Agreement Governs. This Agreement is to be deemed consistent wherever possible with relevant provisions of the Company’s Bylaws, as amended, and Charter, as amended, as well as FLLP’s limited partnership agreement, as amended; however, in the event of a conflict between this Agreement and such provisions, the provisions of this Agreement shall control.

Section 26.      Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.

Section 27.      Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. This Agreement replaces all other prior agreements relating to the indemnification of Indemnitee by the Company and/or FLLP in connection with Indemnitee’s service as an officer or director of the Company and/or FLLP, and all such prior agreements are null and void in all respects.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

FELCOR LODGING TRUST INCORPORATED

By:
Name:
Title:

FELCOR LODGING LIMITED PARTNERSHIP

By:	FelCor Lodging Trust Incorporated
Its:	General Partner

By:
Name:
Title:

INDEMNITEE:

Name:

Address:

EXHIBIT A

FORM OF AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES

To:	The Board of Directors of FelCor Lodging Trust Incorporated
The General Partner of FelCor Lodging Limited Partnership

Re:	Affirmation and Undertaking to Repay Expenses

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement dated the ___ day of _____, _____, by and among FelCor Lodging Trust Incorporated (the “Company”), FelCor Lodging Limited Partnership (the “Partnership”) and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of expenses in connection with [DESCRIPTION OF PROCEEDING] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good faith belief that at all times, insofar as I was involved as a director or an officer of the Company, in any of the facts or events giving rise to the Proceeding, I (1) acted in good faith and honestly, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance of Expenses by the Company or the Partnership, as the case may be, for reasonable attorneys’ fees and related expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established and which have not been successfully resolved as described in Section 8 of the Indemnification Agreement. To the extent that Advanced Expenses do not relate to a specific claim, issue or matter in the Proceeding, I agree that such Advanced Expenses shall be allocated on a reasonable and proportionate basis.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking to Repay Expenses on this ______ day of ____________________, ____.

WITNESS:

Name:

14